[MAPLES and CALDER LETTERHEAD]
                               Cayman Europe Asia


Semiconductor Manufacturing International Corporation
18 Zhangjiang Road
Pudong New Area
Shanghai 201203
People's Republic of China

17 March, 2004


Dear Sirs,

Re: Semiconductor Manufacturing International Corporation

We have examined the Registration Statement on Form S-8 to be filed by Semiconductor Manufacturing International Corporation, a Cayman Islands exempted company incorporated with limited liability (the "Company"), with the Securities and Exchange Commission (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of an amount of ordinary shares, par value US$0.0004 per share of the Company (the "Shares") for issuance pursuant to the following Plans (the "Plans"):

-    Semiconductor Manufacturing International Corporation 2004 Stock Option
     Plan

-    Semiconductor Manufacturing International Corporation 2004 Equity Incentive
     Plan

- Semiconductor Manufacturing International Corporation 2004 Employee Stock Purchase Plan

-    Semiconductor Manufacturing International Corporation 2001 Stock Plan

- Semiconductor Manufacturing International Corporation 2001 Preference Shares Stock Plan

As Cayman Islands counsel to the Company, we have examined the corporate authorisations of the Company in connection with the Plans and the issue of the Shares by the Company and have assumed that the Shares will be issued in accordance with the Plans and the resolutions authorising their issue.

It is our opinion that the Shares to be issued by the Company have been duly and validly authorised, and when issued, sold and paid for in the manner described in the Plans and in accordance with the resolutions adopted by the Board of Directors of the Company and the Compensation Committee (to whom the Board of Directors have delegated their powers with respect to approval of the Plans) and when appropriate entries have been made in the Register of Members of the Company, will be legally issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto.

Yours faithfully,




/s/  Maples and Calder Asia
---------------------------
Maples and Calder Asia